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                                                                   EXHIBIT 23(a)
                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), and related prospectus of Wolverine World Wide, Inc. for the registration of 172,500 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 1995, with respect to the consolidated financial statements and schedules of Wolverine World Wide, Inc. included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

Grand Rapids, Michigan
November 14, 1995